EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pumatech, Inc. of our report dated October 20, 2003 relating to the financial statements of Spontaneous Technology, Inc., which appears in Exhibit 99.1 of the Current Report on Form 8-K/A of Pumatech, Inc. filed October 28, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

November 3, 2003